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                                 EXHIBIT "D"


LAW OFFICES OF
CARMINE J. BUA                                          SUITE 333
                                                3838 CAMINO DEL RIO NORTH
                                             SAN DIEGO, CALIFORNIA 92108-1789
                                                TELEPHONE (619) 280-8000
                                                FACSIMILE (619) 280-8001

                                                 REPLY TO FILE NO. 3625

                                August 7, 2001


Board of Directors
GiveMePower Corporation
5925 - 12th Street SE, Suite 230
Calgary, Alberta T2H 2M3
CANADA

     Re:  My Legal Opinion Pursuant to SEC Form SB-2
          Registration Statement - GiveMePower Corporation

Dear Gentlemen:

     You have requested our opinion as counsel for GiveMePower Corporation, a Nevada corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively "Registration Statement") to be filed with the Securities and Exchange Commission.

     1. The Registration Statement: The Registration Statement relates to a total of 5,160,540 shares of the Company's common stock (the "Shares") to be sold by the Selling Shareholders and upon the terms and conditions set forth in the Registration Statement.

     2. Basis for Opinion: The documentary basis and other basis for this opinion is our review and analysis of the below listed items:

       1. The Company's Articles of Incorporation, Certificates of Amendment, By-laws, Minutes of the Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists
          (collectively the "Company Records").

       2. The Registration Statement.

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Board of Directors
August 7, 2001
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       3. The eligibility requirements for the use of Form SB-2 set forth in
          General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

       4. That we have assumed that the documents and signatures examined by us are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

     3. Legal Opinion: Based upon our review of the Company Records, the Registration Statement and the Eligibility Requirements, we are of the opinion that:

       1. Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

       2. Compliance With Eligibility Requirements of Form SB-2: After reasonably investigation, we have no actual knowledge that the Eligibility Requirements for use of Form SB-2 have not been satisfied with respect to the Registration Statement.

       3. Shares Duly Authorized and Validly Issued: That when the Registration Statement has become effective, that upon the sale of the Shares by the Selling Shareholders and as specifically set forth in the Registration Statement, that the Shares will be duly authorized, legally and validly issued, and fully paid and non-assessable.

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Board of Directors
August 7, 2001
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       4. Consent to Use of Legal Opinion: I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                              Very truly yours,

                               /S/ CARMINE J. BUA, III
                              CARMINE J. BUA, III